EXHIBIT 99.2

FOR IMMEDIATE RELEASE

eUniverse Announces Delisting Notification by Nasdaq and

Comments on Recently Filed Lawsuits

Los Angeles—June 20, 2003— eUniverse, Inc. (NASDAQ: EUNI) (the “Company”) announced today that it received a Nasdaq Staff Determination on June 13, 2003 indicating that, due to the Nasdaq Staff’s inability to assess the Company’s current financial position and its ability to sustain compliance with Nasdaq’s continued listing requirements, the Company’s securities are subject to delisting from the Nasdaq SmallCap Market. As support for its decision, the Nasdaq Staff cited Marketplace Rules 4300 and 4330(a)(3) and noted the Company’s inability, to date, to provide certain information including, among other things, a range as to the potential magnitude of the Company’s previously announced restatements. The Company currently is working diligently to resolve the accounting and restatement matters, and the previously disclosed internal investigation of such matters is continuing. Accordingly, the Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. No delisting will take place prior to the determination of the Panel. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing. It is the Company’s understanding that Nasdaq’s trading halt of the Company’s securities, which began on May 6, 2003, will continue to be in effect for the present time.

The Company also announced today that, since May 9, 2003, six purported shareholder class action lawsuits, which are substantially similar, have been filed against the Company and several current and former officers and/or employees of the Company in the U.S. District Court for the Central District of California (C.D.CA Case Nos. 03-3272, 03-3573, 03-3767, 03-3875, 03-3904, and 03-4288, collectively the “Federal Court Cases”). In addition, two purported shareholder derivative actions, which are substantially similar, have been filed against various current and former directors, officers, and/or employees of the Company in the Superior Court of California for the County of Los Angeles (L.A.S.C Case Nos. BC296895 and BC297038, collectively the “State Court Actions”). The Company expects that the Federal Court Cases (and any additional similar actions) will be consolidated into one action and that the State Court Actions (and any additional similar actions) will similarly be coordinated before one judge. The lawsuits, which arise out of the Company’s previously disclosed accounting and restatement matters, include varying allegations of, among other things, false and misleading statements regarding the Company’s business prospects and financial condition and performance, sales of Company stock by one officer and one former employee of the Company, and breach of fiduciary duty. The Company intends to vigorously defend itself in the Federal Court Cases and to address the State Court Actions as appropriate.

About eUniverse

eUniverse, Inc. (www.euniverse.com) is an entertainment network that provides value-added content, goods and services to consumers worldwide. The company’s many popular destination Web sites attract millions of visitors, who purchase entertainment, lifestyle and health-related content and products from eUniverse. The company’s network includes Flowgo (www.flowgo.com), one of the largest entertainment Web sites according to Nielsen/NetRatings; comedy site MadBlast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); and one of the largest e-mail newsletter networks, delivering content to many millions of subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “anticipates” or “forecasts” or the negative thereof. Such statements are subject to certain risks, uncertainties and assumptions about our business. No assurances can be given that the future results covered by such forward-looking statements will be achieved. The factors which could cause actual results to differ materially from those suggested by any such statements include, but are not limited to, the Company’s internal review of its historical financial statements, the investigation by the Audit Committee of the Company’s Board of Directors of the matters surrounding the Company’s previously disclosed restatement and accounting issues, uncovering additional issues or issues different from those previously disclosed or known, and whether the Company will be able to maintain its Nasdaq listing. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.